UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

KUSTOM ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1475 N Winchester St, Olathe, KS 66061

(Address of Principal Executive Offices) (Zip Code)

(913) 456-5878

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	KUST	The Nasdaq Capital Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on August 31, 2026, Kustom Entertainment, Inc. (the “Company” or the “Buyer”) entered into a Unit Purchase Agreement with (i) TFL, LLC, a Kansas limited liability company (“TFL”), (ii) The Rouen Trust Dated October 5, 2010, Daniel P. Rouen Irrevocable Trust dated December 16, 2024, The Shefali S. Rouen Irrevocable Trust dated November 17, 2023, Jeffrey Fromm Irrevocable Trust Dated December 26, 2012, William M. Fromm (collectively, the “Sellers”), and (iii) Daniel P. Rouen (the “Sellers’ Representative”), (the “Unit Purchase Agreement”).

On November 6, 2026, the Company entered into an Amendment to the Unit Purchase Agreement (the “Amendment Agreement”) with TFL, and the Sellers’ Representative. Pursuant to the Amendment Agreement, the parties agreed to amend the Unit Purchase Agreement to extend the outside termination date for consummation of the proposed transaction from October 15, 2026 to December 18, 2026.

The Amendment Agreement also provides that, if the proposed transaction is not consummated on or before December 18, 2026, the Company will pay the Sellers’ reasonable and documented expenses incurred in connection with the proposed transaction after November 16, 2026 and prior to closing. In addition, if the Unit Purchase Agreement is terminated for any reason, the Company will reimburse the Sellers, within five business days following termination, for up to $200,000 of reasonable and documented costs paid by the Sellers relating to the incremental audit required by the Company in connection with the proposed transaction.

The Closing of the transaction is subject to customary closing conditions, including, among other things, required third-party consents, stockholder approvals, the Company obtaining sufficient funds, corporate actions necessary to authorize the issuance of the stock consideration, and the satisfaction of other customary closing conditions.

Except as expressly amended by the Amendment Agreement, the Unit Purchase Agreement remains in full force and effect. In the event of any inconsistency between the Amendment Agreement and the Unit Purchase Agreement, the Amendment Agreement will control.

The foregoing summary provides only a brief description of the Amendment Agreement. The summary does not purport to be complete and is qualified in its entirety by the full text of such document, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Information.

On November 9, 2026, the Company issued a press release announcing the execution of the Amendment Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description
10.1	Amendment No. 1 to Unit Purchase Agreement, dated November 6, 2026.
99.1	Press Release dated November 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2026

Kustom Entertainment, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer